FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Wednesday, December 6, 2006	Rich Sheffer (952) 887-3753

DONALDSON APPOINTS NEW OFFICERS

Geert Henk Touw, Senior Vice President, Asia Pacific to retire at end of fiscal year

MINNEAPOLIS (Dec. 6, 2006) — Donaldson Company, Inc. (NYSE:DCI) announced today that Geert Henk Touw, Senior Vice President, Asia Pacific, will retire at the end of fiscal 2007. Touw, 60, joined Donaldson in 1986 as Managing Director of Donaldson Europe, responsible for the Europe, Africa and Middle East regions. He was promoted to Vice President and General Manager, Europe/Africa/Middle East in 2000. Touw was promoted to his current position in 2005.

In addition, we have made the following new officer appointments:

•	Tod E. Carpenter, 47, is promoted to Vice President, Global Industrial Filtration Solutions, effective immediately. Carpenter is currently General Manager, Industrial Filtration Solutions - Americas.
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Peggy A. Herrmann, 50, is promoted to Vice President, Global Disk Drive, Microelectronic, and Adsorbant Products, effective immediately. Herrmann is currently General Manager, Disk Drive, Microelectronic, and Adsorbant Products.

•	Dennis D. Jandik, 52, is promoted to Vice President, Global Engine OEM Sales, effective immediately. Jandik is currently General Manager, Global Engine OEM Sales.
•	Joseph E. Lehman, 51, is promoted to Vice President, Global Engine Aftermarket Sales, effective immediately. Lehman is currently General Manager, Global Engine Aftermarket Sales.
•	David W. Timm, 53, is promoted to Vice President, Asia Pacific, effective March 1. Timm is currently the General Manager, Gas Turbine Systems.
•	Jay L. Ward, 42, is promoted to Vice President, Europe and Middle East, effective immediately. Ward is currently Managing Director, Donaldson Europe and Middle East.

“One of the critical factors to achieving our growth objectives is to grow and strengthen our global organization,” said Bill Cook, Chairman, President and CEO. “These appointments reflect the importance of strong global approaches to our business. Each of these new officers has clearly demonstrated their leadership capabilities and their ability to consistently deliver results. By elevating our most significant customer-facing positions, we are reinforcing our shared goal of relentless focus on our Customers.”

“I’d like to thank Henk for his 20 years of devoted service and contributions to Donaldson,” said Cook. “Henk has been one of our best managers in driving growth and delivering financial results. Henk created a vision of a pan-European organization, implemented it and realized an amazing track record there. Henk then took on the challenge of aligning our Asia Pacific operations to capture the significant growth opportunities in the region. Henk will leave a solid organization to continue his successful approach.”

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Donaldson Company, Inc.

December 6, 2006

About Donaldson Company

Donaldson is a leading worldwide provider of filtration systems and replacement parts. We are a technology-driven company committed to satisfying Customers’ needs for filtration solutions through innovative research and development. We serve customers in the diesel engine and industrial markets providing in-plant air cleaning, compressed air and gas purification, power generation, disk drive filtration, off-road equipment and on-road trucks. Our 11,500 employees contribute to the company’s success at over 35 manufacturing locations around the world. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the NYSE under the symbol DCI. Additional company information is available at www.donaldson.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. This announcement contains forward-looking statements, including forecasts, plans and projections relating to our business and financial performance, which involve uncertainties that could materially impact results.

The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with:  currency fluctuations, commodity prices, world economic factors, political factors, the company’s international operations, highly competitive markets, governmental laws and regulations, and other factors included in our Annual and Quarterly Reports. We undertake no obligation to publicly update or revise any forward-looking statements.

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